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                                                            EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in this Registration Statement of Paradigm Bancorporation, Inc. on Form SB-2 of our report relating to the consolidated statements of condition of Paradigm Bancorporation, Inc. and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the two year period ended December 31, 1999, dated March 24, 2000, and our report relating to the statement of condition of Dayton State Bank as of December 31, 1999 and the related statements of income, changes in stockholders' equity, and cash flows for the year ended December 31, 1999, dated February 11, 2000, appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



/s/HARPER & PEARSON COMPANY, P.C.



Houston, Texas
December 11, 2000